Hudson Pacific Properties, Inc.
Press Release
Hudson Pacific Properties Reports
Fourth Quarter 2023 Financial Results

– 432,000 Square Feet of Leasing Activity –
– Completed $889 Million of Dispositions –
– Earned Top ESG Honors –
– Provides First Quarter and Full-Year 2024 Outlook –
____________
LOS ANGELES (February 12, 2024)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced financial results for the fourth quarter 2023.

"We are proud of our team’s efforts and our positive results that overcame a multitude of industry challenges in 2023 including ongoing economic uncertainty. Among our accomplishments for the year, we leased 1.7 million square feet and completed over $1 billion of asset dispositions," stated Victor Coleman, Chairman and CEO. "As we look ahead, we have strengthened our balance sheet by extending maturities to late 2025, and our core focus remains 'leasing, leasing and more leasing' within our high-quality portfolio to capture the benefits of both evolving return-to-office mandates and the studio production ramp up post-strike. We are also focused on continuing to control costs, executing on opportunistic dispositions, progressing our New York studio development, and further fortifying our balance sheet. We are well-positioned to leverage our portfolio, expertise and relationships to the benefit of our shareholders as we seek to drive improved financial performance in the coming year."

Financial Results Compared to Fourth Quarter 2022
•Total revenue of $223.4 million compared to $269.9 million, largely due to the sales of Skyway Landing, 604 Arizona and 3401 Exposition, previously communicated tenant move-outs at 1455 Market and 10900-10950 Washington, as well as a reduction in studio service and other revenue due to the related union strikes
•Net loss attributable to common stockholders of $98.0 million, or $0.70 per diluted share, compared to net loss of $12.0 million, or $0.09 per diluted share, primarily due to the aforementioned revenue changes
•FFO, excluding specified items, of $19.6 million, or $0.14 per diluted share, compared to $70.2 million, or $0.49 per diluted share. Specified items include deferred tax asset write-off expense of $6.6 million, or $0.05 per diluted share and transaction-related expense of $0.2 million, or $0.00 per diluted share, compared to specified items consisting of transaction-related expense of $3.6 million, or $0.03 per diluted share
•FFO of $12.8 million, or $0.09 per diluted share, compared to $66.5 million, or $0.47 per diluted share
•AFFO of $21.5 million, or $0.15 per diluted share, compared to $62.1 million, or $0.43 per diluted share
•Same-store cash NOI of $116.1 million compared to $127.4 million, mostly attributable to a large vacate at 1455 Market and mid-size tenant move-outs in the San Francisco Peninsula and Silicon Valley, as well as a single tenant vacating six stages at Sunset Las Palmas due to the strike

Leasing
•Executed 77 new and renewal leases totaling 431,980 square feet, including a 57,000-square-foot

Hudson Pacific Properties, Inc.
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five-year renewal with GitHub at 275 Brannan
•GAAP rents decreased 2.1% and cash rents decreased 9.8% from prior levels, mostly attributable to two mid-size tenant renewals in the San Francisco Bay Area
•In-service office portfolio ended the quarter at 80.8% occupied and 81.9% leased, with the change primarily resulting from the sale of One Westside
•On average over the trailing 12 months, the in-service studio portfolio was 80.4% leased and the related 35 stages were 84.7% leased, with the change attributable to aforementioned single tenant vacating space at Sunset Las Palmas

Dispositions
•Sold Cloud10, a 5.3-acre land parcel in North San Jose, California, for $43.5 million before prorations and closing costs
•Sold 100% of two tranches and 49% of a third tranche of debt associated with the Hollywood Media Portfolio, generating gross proceeds of $145.8 million, while retaining a 51% ownership in the third tranche with a notional value of $30.2 million
•Sold One Westside and Westside Two office redevelopment in West Los Angeles, California (owned 75/25% Hudson Pacific/Macerich) for $700 million before prorations and closing costs

Balance Sheet as of December 31, 2023
•$808.4 million of total liquidity comprised of $100.4 million of unrestricted cash and cash equivalents and $708.0 million of undrawn capacity under the unsecured revolving credit facility
•$17.5 million and $183.1 million of undrawn capacity under construction loans secured by Sunset Glenoaks and Sunset Pier 94, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 36.5% with 86.1% of debt fixed or capped and no maturities until November 2025
•Refinanced Bentall Centre owned in partnership with Blackstone with a $482.2 million mortgage loan (reflects the foreign currency exchange rate from CAD to USD as of December 31, 2023) maturing in July 2027 and bearing an interest rate of 230 basis points over CORRA
•Applied net proceeds from the sale of One Westside and Westside Two to fully repay the construction loan secured by those properties, with remaining net proceeds, as well as those from the sales of Cloud10 and the Hollywood Media Portfolio loan, used to repay amounts outstanding on the unsecured revolving credit facility
•Completed credit facility amendment to favorably adjust certain definitions and covenant calculations, for which aggregate lender commitments were reduced by $100.0 million to $900.0 million maturing in December 2026 (including extension options)
Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

ESG Leadership
•Received multiple industry-wide sustainability and ESG recognitions, including:
◦Top rankings in the 2023 GRESB Real Estate Assessment, including being named an Office, Americas Sector Leader for the third consecutive year, and Green Star and 5-star ratings for a fifth consecutive year
◦Winner of Nareit's Leader in the Light: Office Award for the second consecutive year

Hudson Pacific Properties, Inc.
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◦Named one of Newsweek's America's Most Responsible Companies for the second consecutive year

2024 Outlook
Hudson Pacific is providing its first quarter and full-year 2024 FFO outlook in the range of $0.15 to $0.19 and $1.00 to $1.10 per diluted share, respectively. There are no specified items in connection with this guidance.

This FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. It also excludes the impact of a disruption in studio operations in the event a strike leads to a halt in production. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this guidance:

Unaudited, in thousands, except share data

	Current Guidance
	Full Year 2024
Metric	Low	High
FFO per share	$1.00	$1.10
Growth in same-store property cash NOI(1)(2)	(11.50)%	(12.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$(500)	$(10,500)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(7,100)	$(9,100)
General and administrative expenses(4)	$80,000	$86,000
Interest expense(5)	$(170,000)	$(180,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures	$1,000	$3,000
FFO attributable to non-controlling interests	$(28,000)	$(32,000)
FFO attributable to Preferred Units / Shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	145,000,000	146,000,000
(1)Same-store for the full year 2024 is defined as the 41 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2023, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2024.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $26,000 in 2024.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $6,000 in 2024.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2024 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without

Hudson Pacific Properties, Inc.
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the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2023 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2023 financial results at 9:00 a.m. PT / 12:00 p.m. ET on February 13, 2024. Please dial (833) 470-1428 and enter passcode 937174 to access the call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
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Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
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Consolidated Balance Sheets
In thousands, except share data

	12/31/23	12/31/22
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,212,896	$8,716,572
Accumulated depreciation and amortization	(1,728,437)	(1,541,271)
Investment in real estate, net	6,484,459	7,175,301
Non-real estate property, plant and equipment, net	118,783	130,289
Cash and cash equivalents	100,391	255,761
Restricted cash	18,765	29,970
Accounts receivable, net	24,609	16,820
Straight-line rent receivables, net	220,787	279,910
Deferred leasing costs and intangible assets, net	326,950	393,842
Operating lease right-of-use assets	376,306	401,051
Prepaid expenses and other assets, net	94,145	98,837
Investment in unconsolidated real estate entities	252,711	180,572
Goodwill	264,144	263,549
Assets associated with real estate held for sale	—	93,238
TOTAL ASSETS	$8,282,050	$9,319,140

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,945,314	$4,585,862
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	203,736	264,098
Operating lease liabilities	389,210	399,801
Intangible liabilities, net	27,751	34,091
Security deposits, prepaid rent and other	88,734	83,797
Liabilities associated with real estate held for sale	—	665
Total liabilities	4,720,881	5,434,450

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	57,182	125,044

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at 12/31/23 and 12/31/22	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,034,806 and 141,054,478 shares outstanding at 12/31/23 and 12/31/22, respectively	1,403	1,409
Additional paid-in capital	2,651,798	2,889,967
Accumulated other comprehensive loss	(187)	(11,272)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,078,014	3,305,104
Non-controlling interest—members in consolidated real estate entities	335,439	377,756
Non-controlling interest—units in the operating partnership	80,719	66,971
Total equity	3,494,172	3,749,831
TOTAL LIABILITIES AND EQUITY	$8,282,050	$9,319,140

Hudson Pacific Properties, Inc.
Press Release
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended			Year Ended
	12/31/23	12/31/22		12/31/23	12/31/22
	(Unaudited)	(Unaudited)		(Unaudited)
REVENUES
Office
Rental	$191,319	$207,601		$797,095	$834,408
Service and other revenues	3,545	3,964		15,280	18,292
Total office revenues	194,864	211,565		812,375	852,700
Studio
Rental	13,167	17,535		59,276	59,672
Service and other revenues	15,392	40,827		80,646	113,852
Total studio revenues	28,559	58,362		139,922	173,524
Total revenues	223,423	269,927		952,297	1,026,224
OPERATING EXPENSES
Office operating expenses	80,676	78,139		312,018	308,668
Studio operating expenses	34,869	38,793		138,447	105,150
General and administrative	19,781	17,323		74,958	79,501
Depreciation and amortization	103,192	96,518		397,846	373,219
Total operating expenses	238,518	230,773		923,269	866,538
OTHER INCOME (EXPENSES)
(Loss) income from unconsolidated real estate entities	(1,683)	(788)		(3,902)	943
Fee income	1,155	4,850		6,181	7,972
Interest expense	(52,379)	(48,085)		(214,415)	(149,901)
Interest income	775	314		2,182	2,340
Management services reimbursement income—unconsolidated real estate entities	987	1,004		4,125	4,163
Management services expense—unconsolidated real estate entities	(987)	(1,004)		(4,125)	(4,163)
Transaction-related expenses	(194)	(3,643)		1,150	(14,356)
Unrealized loss on non-real estate investments	(851)	(378)		(3,120)	(1,440)
Gain (loss) on sale of real estate	80,048	(1,984)		103,202	(2,164)
Impairment loss	(60,158)	—		(60,158)	(28,548)
Gain on extinguishment of debt	—	—		10,000	—
Other (expense) income	(145)	4,904		(6)	8,951
Loss on sale of bonds	(34,046)	—		(34,046)	—
Total other expenses	(67,478)	(44,810)		(192,932)	(176,203)
Loss before income tax provision	(82,573)	(5,656)		(163,904)	(16,517)
Income tax provision	(6,081)	—		(6,796)	—
Net loss	(88,654)	(5,656)	—	(170,700)	(16,517)
Net income attributable to Series A preferred units	(153)	(153)		(612)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)		(20,188)	(20,431)
Net income attributable to participating securities	—	(300)		(850)	(1,194)
Net loss (income) attributable to non-controlling interest in consolidated real estate entities	8,957	(1,520)		9,331	(23,418)
Net (income) loss attributable to redeemable non-controlling interest in consolidated real estate entities	(14,854)	531		(12,520)	4,964
Net loss attributable to non-controlling interest in the operating partnership	1,758	161		3,358	709
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(97,993)	$(11,984)		$(192,181)	$(56,499)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.70)	$(0.09)		$(1.36)	$(0.39)
Net loss attributable to common stockholders—diluted	$(0.70)	$(0.09)		$(1.36)	$(0.39)
Weighted average shares of common stock outstanding—basic	140,941	140,928		140,953	143,732
Weighted average shares of common stock outstanding—diluted	140,941	140,928		140,953	143,732

Hudson Pacific Properties, Inc.
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Funds From Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/23	12/31/22	12/31/23	12/31/22
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(88,654)	$(5,656)	$(170,700)	$(16,517)
Adjustments:
Depreciation and amortization—Consolidated	103,192	96,518	397,846	373,219
Depreciation and amortization—Non-real estate assets	(7,865)	(8,652)	(33,389)	(23,110)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,156	1,355	4,779	5,322
(Gain) loss on sale of real estate	(80,048)	1,984	(103,202)	2,164
Loss on sale of bonds	34,046	—	34,046	—
Impairment loss—Real estate assets	60,158	—	60,158	20,048
Unrealized loss on non-real estate investments	851	378	3,120	1,440
FFO attributable to non-controlling interests	(4,857)	(14,201)	(42,335)	(71,100)
FFO attributable to preferred units	(5,200)	(5,200)	(20,800)	(21,043)
FFO to common stockholders and unitholders	12,779	66,526	129,523	270,423
Specified items impacting FFO:
Impairment loss—Trade name	—	—	—	8,500
Transaction-related expenses	194	3,643	(1,150)	14,356
Prior period net property tax adjustment—HPP's share(2)	—	—	(1,469)	786
Deferred tax asset valuation allowance	6,626	—	10,142
One-time gain on debt extinguishment	—	—	(10,000)	—
One-time tax impact of gain on debt extinguishment	—	—	2,751
FFO (excluding specified items) to common stockholders and unitholders	$19,599	$70,169	$129,797	$294,065

Weighted average common stock/units outstanding—diluted	144,616	142,882	144,552	145,712
FFO per common stock/unit—diluted	$0.09	$0.47	$0.90	$1.86
FFO (excluding specified items) per common stock/unit—diluted	$0.14	$0.49	$0.90	$2.02

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating

Hudson Pacific Properties, Inc.
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Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds From Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/23	12/31/22	12/31/23	12/31/22
FFO (excluding specified items)	$19,599	$70,169	$129,797	$294,065
Adjustments:
GAAP non-cash revenue (straight-line rent and above-below-market rents)	6,306	(3,208)	(3,020)	(29,716)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	1,939	1,925	7,495	5,318
Non-real estate depreciation and amortization	7,865	8,652	33,389	23,110
Non-cash interest expense	1,572	2,439	14,394	9,727
Non-cash compensation expense	6,707	6,480	23,611	24,296
Recurring capital expenditures, tenant improvements and lease commissions	(22,514)	(24,356)	(89,997)	(89,815)
AFFO	$21,474	$62,101	$115,669	$236,985

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	12/31/23	12/31/22
Net loss	$(88,654)	$(5,656)
Adjustments:
Loss from unconsolidated real estate entities	1,683	788
Fee income	(1,155)	(4,850)
Interest expense	52,379	48,085
Interest income	(775)	(314)
Management services reimbursement income—unconsolidated real estate entities	(987)	(1,004)
Management services expense—unconsolidated real estate entities	987	1,004
Transaction-related expenses	194	3,643
Unrealized loss on non-real estate investments	851	378
Loss on sale of bonds	34,046	—
(Gain) loss on sale of real estate	(80,048)	1,984
Impairment loss	60,158	—
Other expense (income)	145	(4,904)
Income tax provision	6,081	—
General and administrative	19,781	17,323
Depreciation and amortization	103,192	96,518
NOI	$107,878	$152,995

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	181,467	186,089
Straight-line rent	(11,424)	(5,401)
Amortization of above-market and below-market leases, net	1,444	1,611
Amortization of lease incentive costs	(212)	(293)
Same-store office revenues	171,275	182,006

Same-store studios cash revenues	15,932	21,677
Straight-line rent	171	414
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	16,094	22,082

Same-store revenues	187,369	204,088

Same-store office cash expenses	70,802	67,797
Straight-line rent	376	402
Non-cash compensation expense	35	25
Amortization of above-market and below-market ground leases, net	676	675
Same-store office expenses	71,889	68,899

Same-store studio cash expenses	10,514	12,558
Non-cash compensation expense	113	240
Same-store studio expenses	10,627	12,798

Same-store expenses	82,516	81,697

Same-store net operating income	104,853	122,391
Non-same-store net operating income	3,025	30,604
NET OPERATING INCOME	$107,878	$152,995

SAME-STORE OFFICE NOI DECREASE	(12.1)%
SAME-STORE OFFICE CASH NOI DECREASE	(6.4)%
SAME-STORE STUDIO NOI DECREASE	(41.1)%
SAME-STORE STUDIO CASH NOI DECREASE	(40.6)%
(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating

Hudson Pacific Properties, Inc.
Press Release
results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.